                                                                    EXHIBIT 4.25

                             SUPPLEMENTAL INDENTURE

         This SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 9, 2001, is made by and among PharMerica, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (the "Subsidiary Guarantors") to the Indenture (as defined below) as identified on Schedule A thereof and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee under the Indenture (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a certain indenture (the "Indenture"), dated as of March 31, 1998, providing for the issuance of an aggregate principal amount of $325,000,000 of 8 3/8% Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS, on July 17, 2001, the Company commenced an offer to purchase all of the outstanding Notes and a consent solicitation to adopt certain amendments to the Indenture (the "Proposed Amendments"), on the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement, dated July 17, 2001, as may have been, and may be further, modified and amended by the Company from time to time (the "Statement");

         WHEREAS, pursuant to Section 9.02 of the Indenture, the consent of the holders (each a "Holder" and collectively, the "Holders") of a majority in principal amount of the Notes outstanding is required to adopt the Proposed Amendments (the "Majority Threshold"), other than the Asset Sale Amendment, as that term is defined in the Statement, and the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding is required to adopt the Asset Sale Amendment (the "Two-Thirds Threshold");

         WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is obligated to execute this Supplemental Indenture upon request of the Company, accompanied by a board resolution authorizing the execution hereof, evidence of the aforesaid requisite consents, and the Trustee's receipt of an Officer's Certificate and Opinion of Counsel (as those terms are defined in the Indenture) stating that the execution hereof is authorized or permitted by the Indenture (collectively, the "Trustee Conditions");

         WHEREAS, in response to the Consent Solicitation (as that term is defined in the Statement), the Company has received consents from Holders meeting the Majority Threshold;

         WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         Section 2. Conditions Precedent. Each of the Trustee Conditions has been satisfied in all respects. The Company, the Subsidiary Guarantors and the Trustee are this date executing and thereupon making effective this Supplemental Indenture.

         Section 3. Amendments to the Indenture. Pursuant to Section 9.02 of the Indenture, at the opening of business on the Acceptance Date (as that term is defined in the Statement), the Indenture shall be amended by: (1) deleting Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17,
4.18, 4.19, 5.01, and 6.01(d) through and including 6.01(h) of the Indenture;
(2) replacing each such Section with the words "Intentionally omitted."; (3) deleting all textual references in the Indenture and the Notes to each such Section; and (4) deleting all definitions in the Indenture and the Notes exclusively related to each such Section; including without limitation, the following:

         (a)  Section 1.01 of the Indenture is hereby amended as follows:

                  (1) The second parenthetical phrase in clause (i) of the definition of "Asset Sale" shall be deleted in its entirety; and

                  (2) By deleting the following definitions in their entirety,

                        "Acquired Debt",
                        "Attributable Debt",
                        "Consolidated Cash Flow",
                        "Consolidated Interest Expense",
                        "Consolidated Net Income",
                        "Consolidated Net Worth",
                        "Existing Indebtedness"
                        "Fixed Charges",
                        "Fixed Charge Coverage Ratio",
                        "Incur",
                        "Marketable Securities",
                        "Net Income",
                        "Permitted Investment",
                        "Permitted Liens",
                        "Permitted Refinancing Indebtedness",
                        "Restricted Investment", and
                        "Subordinated Indebtedness".

         (c) Section 6.01(c) of the Indenture is hereby amended by deleting the words "Sections 4.10, 4.14 or 5.01" and replacing them with "Sections 4.10 and 4.14".

         (d) Section 6.02 of the Indenture is hereby amended by deleting all text contained in said Section but the first and last sentence thereof.

         (e) All references to the Sections of the Indenture deleted by Section 3 of this Supplemental Indenture shall be deleted from Section 8.03 of the Indenture.

         (f) Section 8.04(e) of the Indenture shall be amended by deleting the words "or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit" appearing therein.

         (g) Section 11.03 of the Indenture is hereby amended by deleting: (1) the first proviso in the first sentence thereof; and (2) the words "(i) in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof and (ii)" appearing in the second sentence thereof.

         Section 4. Further Amendments to the Indenture. If at or prior to the Expiration Date (as that term is defined in the Statement) consents from Holders meeting the Two-Thirds Threshold shall have been obtained, then at the opening of business on the Acceptance Date, pursuant to Section 9.02 of the Indenture, the Indenture shall be further amended by: (1) deleting Section 4.10 of the Indenture; (2) replacing such Section with the words "Intentionally omitted.";
(3) deleting all textual references in the Indenture to such Section; and (4) deleting all definitions exclusively related thereto; including without limitation, the following:

         (a) Section 1.01 of the Indenture shall be further amended by deleting the following definitions in their entirety:

                "Asset Sale";
                "Designated Noncash Consideration"`;
                "Equity Interests";
                "Investments";
                "Net Income";
                "Net Proceeds";
                "Non-Recourse Debt";
                "Permitted Joint Venture"; and
                "Related Business".

         (b) Section 3.01 of the Indenture is hereby amended by deleting the words "4.10 or" appearing in the first sentence of the second paragraph thereof.

         (c) Section 3.05 of the Indenture is hereby amended by:

              (1) deleting the words "4.10 or" appearing in the first sentence of the first paragraph thereof.

              (2) deleting the words "an Asset Sale Offer or" each time they appear in the first sentence of the second paragraph thereof, and replacing them with the word "a".

         (d) Section 3.08 of the Indenture is hereby amended by deleting the words ", 4.10 and" appearing therein.

         (e) Section 3.09 of the Indenture is hereby amended by: (1) deleting the words "pursuant to an Asset Sale Offer under Section 4.10 hereof" appearing in the first paragraph thereof; (2) deleting the words "or an Asset Sale Offer shall be required to be made pursuant to Section 4.10, as the case may be," appearing in the first sentence of the second paragraph thereof; (3) replacing the words "Section 4.10 hereof, in the case of an Asset Sale Offer, or 4.14 hereof, in the case of a Change of Control Offer" with the words "4.14 hereof";
(4) deleting the words "or Asset Sale Offer, as the case may be," appearing in the fourth sentence of the fourth paragraph thereof; and (5) replacing the words "Section 4.10 or 4.14 hereof, as the case may be," appearing in clause (a) of the fourth paragraph thereof with the words "4.14 hereof".

         (f) Section 6.01(b) of the Indenture is hereby further amended by deleting the words "or an Asset Sale Offer" appearing therein.

         (g) Section 6.01(c) of the Indenture is hereby further amended by deleting the words "Sections 4.10 and 4.14" appearing therein and replacing them with the words "Section 4.14".

         Section 5. Corresponding Amendments to the Notes. Each Note shall be amended to make the terms of such Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall control.

         Section 6. Notice to Trustee. Within 30 days after the Acceptance Date, the Company shall give the Trustee written notice indicating the Acceptance Date and stating that consents from holders meeting the Two-Thirds Threshold shall have been received; provided, however, the failure of the Company to give such notice shall in no way impair the validity or the operation of any provision in this Supplemental Indenture.

         Section 7. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 9. Effect Of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

         Section 11. Conflicts. To the extent of any inconsistency between the terms of this Supplemental Indenture and the Indenture, the terms of this Supplemental Indenture shall control.

         Section 12. Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

                            [Signature Pages Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                        PHARMERICA, INC.

                                        SUBSIDIARY GUARANTORS:

                                        ALLIANCE HEALTH SERVICES, INC.
                                        BEVERLY ACQUISITION CORPORATION
                                        COMPUTRAN SYSTEMS, INC.
                                        DUNNINGTON DRUG, INC.
                                        HEALTHCARE PRESCRIPTION SERVICES,
                                         INC.
                                        INSTA-CARE HOLDINGS, INC.
                                        MEDICAL HEALTH INDUSTRIES INC.
                                        ALLIANCE HOME HEALTH CARE, INC.
                                        BROWNSTONE PHARMACY, INC.
                                        OMNI MED B, INC.
                                        DUNNINGTON RX SERVICES OF
                                         MASSACHUSETTS, INC.
                                        DUNNINGTON RX SERVICES OF RHODE
                                         ISLAND, INC.
                                        DD WHOLESALE, INC.
                                        PHARMACY CORPORATION OF AMERICA -
                                        MASSACHUSETTS, INC.
                                        INSTA-CARE PHARMACY SERVICES
                                         CORPORATION
                                        PHARMACY DYNAMICS GROUP, INC.
                                        PHARMACY CORPORATION OF    AMERICA
                                        CAPSTONE MED., INC.
                                        MEDIDYNE CORP.
                                        PHARMERICA DRUG SYSTEMS, INC.
                                        ROMBRO'S DRUG CENTER, INC.
                                        COMPUSCRIPT, INC.
                                        CAPSTONE PHARMACY OF DELAWARE, INC.
                                        PREMIER PHARMACY, INC.
                                        GOOT'S GOODIES, INC.
                                        SOUTHWEST PHARMACIES, INC.
                                        FAMILY CENTER PHARMACY, INC.
                                        TMESYS, INC.

                       [signatures continued on next page]

                                        EXPRESS PHARMACY SERVICES, INC.
                                        GOOT WESTBRIDGE PHARMACY, INC.
                                        GOOT NURSING HOME PHARMACY, INC.
                                        GOOT'S PHARMACY & ORTHOPEDIC
                                        SUPPLY, INC.

                                        By: /s/ Charles J. Carpenter
                                            ---------------------------------
                                        Name:  Charles J. Carpenter
                                        Title: President

                                        By:  /s/ Neil F. Dimick
                                             --------------------------------
                                        Name:  Neil F. Dimick
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                      TRUSTEE:

                                      BNY MIDWEST TRUST COMPANY

                                        By:    /s/ DGDonovan
                                               ------------------------------
                                        Name:  DGDonovan
                                        Title: Assistant Vice President

                            [Supplemental Indenture]